UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2026

BARREL ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-56001	47-1963189
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3859 S Valley View Blvd, Ste 2 #107

Las Vegas, Nevada 89103

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 1-888-397-9114

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if this Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

October 2026 Launch of Almighty Cleaners

Barrel Energy, Inc. (the “Company”) reports that its Happy Traps business plans to begin bringing to market a line of cleaners and degreasers under the name “Almighty Cleaners” in October 2026.

Happy Traps collects used cooking oil and grease-trap waste. By-products recovered from these collected materials are being converted into cleaners and degreasers for the Almighty Cleaners product line. The products are intended to be marketed as eco-friendly cleaners and degreasers.

The initiative expands Happy Traps’ activities from waste collection into the commercialization of products made using recovered materials. The Company has not provided revenue projections for the product line in this report.

Forward-Looking Statements

This report contains forward-looking statements concerning the planned October 2026 market introduction of Almighty Cleaners and the commercialization of cleaners and degreasers using recovered by-products. These statements reflect current expectations and are subject to risks and uncertainties, including production capacity, the availability and suitability of recovered materials, product performance, compliance with applicable requirements, distribution arrangements and customer acceptance. Actual timing and results may differ materially. The Company undertakes no obligation to update these statements except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

104	Cover Page Interactive Data File (to be embedded within the Inline XBRL filing).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARREL ENERGY, INC.

Date: October 13, 2026	By:	/s/ James Jarmin Kaltsas
	Name:	James Jarmin Kaltsas
	Title:	CEO

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